Exhibit 99.1
GRAIL, Inc. Announces $325.0 Million Private Placement Financing
MENLO PARK, Calif. – Oct. 20, 2025 — GRAIL, Inc. (Nasdaq: GRAL), a healthcare company whose mission is to detect cancer early when it can be cured, today announced that it has entered into a securities purchase agreement for a private placement that is expected to result in gross proceeds of approximately $325.0 million, before deducting placement agents’ fees and other expenses.
The private placement included the participation by new and existing institutional investors, including Deep Track Capital, Farallon Capital Management, Hims & Hers, Braidwell LP, three life sciences investment firms, and a tech and life sciences focused family office investment firm.
GRAIL currently expects to use the net proceeds from the private placement to fund its commercial activities and reimbursement efforts, as well as for working capital and other general corporate purposes.
GRAIL believes its cash, cash equivalents and investments, including the expected net proceeds from the private placement, will provide sufficient funding of planned operations into 2030, not including the previously announced agreement by Samsung C&T and Samsung Electronics to invest $110 million in the Company, subject to closing conditions.
Pursuant to the terms of the securities purchase agreement, GRAIL has agreed to issue and sell 4,639,543 shares of common stock (or pre-funded warrants in lieu thereof) at a price per share of $70.05 (or per pre-funded warrant in lieu thereof, less the nominal exercise price of $0.001 per share).The private placement is expected to close on October 21, 2025, subject to the satisfaction of customary closing conditions.
Morgan Stanley acted as lead placement agent and Goldman Sachs & Co. LLC acted as joint placement agent for the private placement.
The securities sold in this private placement, including the shares of common stock underlying the pre-funded warrants, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. GRAIL granted registration rights to the purchasers in the private placement and has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of common stock underlying the pre-funded warrants issued in the private placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About GRAIL
GRAIL is a healthcare company whose mission is to detect cancer early, when it can be cured. GRAIL is focused on alleviating the global burden of cancer by using the power of next-generation sequencing, population-scale clinical studies, and state-of-the-art machine learning, software, and automation to detect and identify multiple deadly cancer types in earlier stages.

GRAIL’s targeted methylation-based platform can support the continuum of care for screening and precision oncology, including multi-cancer early detection in symptomatic patients, risk stratification, minimal residual disease detection, biomarker subtyping, treatment and recurrence monitoring. GRAIL is headquartered in Menlo Park, CA with locations in Washington, D.C., North Carolina, and the United Kingdom.

For more information, visit grail.com.
Forward-Looking Statement
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” “would,” or “will,” the negative of these terms, and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the completion, timing, size, expected proceeds and the use of proceeds from the private placement. These statements are only predictions based on the Company’s current expectations and projections about future events and trends. There are important factors that could cause actual results, level of activity, performance, or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements, including those factors and numerous associated risks discussed under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025. Moreover, the Company operates in a dynamic and rapidly changing environment. New risks emerge from time to time. It is not possible for the Company’s management to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results, level of activity, performance, or achievements to differ materially and adversely from those contained in any forward-looking statements.

Forward-looking statements relate to the future and, accordingly, are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Although the Company believes the expectations and projections expressed or implied by the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance, or achievements. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update any of these forward-looking statements after the date of this press release to conform prior statements to actual results or revised expectations or to reflect new information or the occurrence of unanticipated events.